Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact

Wayne Rancourt

Office 208 384 6073

For Immediate Release:  August 12, 2010

Boise Cascade Holdings Reports Second Quarter 2010 Financial Results

BOISE, Idaho – Boise Cascade Holdings, L.L.C. (BC Holdings or Company) announced net income of $4.3 million for the quarter ended June 30, 2010.  BC Holdings’ building products subsidiary, Boise Cascade, L.L.C., reported second quarter 2010 earnings before interest, taxes, depreciation, and amortization (EBITDA) of $18.8 million.  This compared to negative EBITDA of $1.8 million in first quarter 2010 and negative EBITDA of $3.5 million in second quarter of 2009.  The Company concluded the quarter with $264.5 million of cash and $228.1 million of debt.

The company continues to be challenged by reduced demand for the products it distributes and manufactures.  New residential construction remained weak in the second quarter with annualized housing starts of approximately 600,000, or about 60% lower than the 10-year historical trend of about 1.5 million per year.  However, second quarter 2010 housing starts were 12% higher than the levels experienced in the same quarter of 2009.

“I am pleased that we were able to report stronger results compared to prior year, and that our liquidity position remains strong.  We benefited from higher commodity pricing compared to prior year.  In addition, we continue to see the benefits of our efforts in controlling cost and aligning production to the realities of the low demand environment that continues to persist,” stated Tom Carlile, CEO.

Building Materials Distribution (BMD) segment sales were $515.4 million in the second quarter, up 19% from the same quarter a year ago, primarily as a result of higher year-over-year net selling prices for the commodity products that BMD distributes.  BMD reported $9.1 million of EBITDA, which was down slightly from the $9.6 million reported in the second quarter 2009.  As a result of facility additions and expansions in the past year, selling and distribution expenses were 10% higher than the prior year quarter.

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Higher sales generated increased gross margin dollars, which offset the increase in selling and distribution costs.

Wood Products segment sales in the second quarter were $199.4 million, up 48% from the same quarter a year ago.  The sales increase was attributable primarily to an increase in EWP sales volumes of 40%, 38% higher plywood sales prices and 14% higher plywood sales volumes, as well as 49% higher lumber prices.  On an EBITDA basis, the segment reported $14.9 million for the quarter, a substantial improvement from the negative $9.8 million reported in the second quarter of 2009.  The main factor contributing to the improved financial performance was increased product pricing for plywood and lumber.  In addition, we benefited from lower conversion costs in all of our major product lines.

Outlook

U.S. pricing for lumber, plywood, and a number of other commodity wood products moved up sharply early in the second quarter in response to constrained inventory levels and supply curtailments, as well as a disruption in imports.  However, without strong underlying end-product demand, the pricing strength quickly abated mid-second quarter, with a number of key commodity product prices approaching levels seen at the beginning of the year.  Absent a decline in unemployment, stronger household formation, and a reduction in foreclosures, we expect to continue to experience below normal demand for the products we distribute and manufacture.  Industry commodity wood product prices will be volatile in response to operating rates and inventory levels in various distribution channels.  We expect to manage our production levels to our sales demand, which will likely cause us to operate our facilities below their capacity.

About Boise Cascade

BC Holdings is a privately held company headquartered in Boise, Idaho.  Our wholly owned subsidiary, Boise Cascade, L.L.C., is a leading U.S. wholesale distributor of building products and one of the largest producers of engineered wood products and plywood in North America.  For more information, please visit our website at www.bc.com.

Webcast and Conference Call

BC Holdings will host a webcast and conference call on Thursday, August 12 at 11 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the Boise

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Cascade website.  Go to www.bc.com and click on the link to the webcast under the News & Events heading.  Please go to the website at least 15 minutes before the start of the webcast to register.  To join the conference call, dial 800-374-0165 (international callers should dial 706-902-1407) at least 10 minutes before the start of the call.

The archived webcast will be available in the News & Events section of Boise Cascade’s website.  A replay of the conference call will be available from Thursday, August 12, at 2:00 p.m. Eastern through Thursday, August 19, at 11:59 p.m. Eastern.  Playback numbers are 800-642-1687 for U.S. calls and 706-645-9291 for international calls, and the passcode will be 89838066.

Basis of Presentation

We present our consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA

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are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Three Months Ended
	June 30		March 31,
	2010	2009	2010
Sales
Trade	$646,320	$512,247	$477,422
Related parties (a)	5,168	8,933	9,831
	651,488	521,180	487,253
Costs and expenses
Materials, labor, and other operating expenses	557,849	463,699	425,901
Materials, labor, and other operating expenses
from related parties (a)	10,550	6,332	6,222
Depreciation and amortization (b)	8,595	11,448	8,590
Selling and distribution expenses	52,630	47,771	48,165
General and administrative expenses	11,205	6,863	7,458
General and administrative expenses
from related party (a)	-	2,503	1,576
Other (income) expense, net (b)	60	(1,751)	(80)
	640,889	536,865	497,832

Income (loss) from operations	10,599	(15,685)	(10,579)

Equity in net income of affiliate	-	30,306	1,889
Gain on sale of shares of equity affiliate (a)	-	-	25,308
Foreign exchange gain (loss)	(355)	715	147
Interest expense	(6,021)	(6,135)	(5,520)
Interest income	199	178	194
	(6,177)	25,064	22,018

Income before income taxes	4,422	9,379	11,439
Income tax provision	(90)	(68)	(45)
Net income	$4,332	$9,311	$11,394

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Segment Information

(unaudited, in thousands)

	Three Months Ended
	June 30		March 31,
	2010	2009	2010
Segment sales
Building Materials Distribution	$515,434	$433,662	$389,118
Wood Products	199,446	134,404	148,000
Intersegment eliminations	(63,392)	(46,886)	(49,865)
	$651,488	$521,180	$487,253

Segment income (loss)
Building Materials Distribution	$7,265	$7,647	$(733)
Wood Products (b)	8,238	(19,206)	(6,599)
Corporate and Other	(5,259)	(3,411)	(3,100)
	10,244	(14,970)	(10,432)

Equity in net income of affiliate	-	30,306	1,889
Gain on sale of shares of equity affiliate (a)	-	-	25,308
Interest expense	(6,021)	(6,135)	(5,520)
Interest income	199	178	194
Income before income taxes	$4,422	$9,379	$11,439

EBITDA (e)
Building Materials Distribution	$9,067	$9,560	$1,096
Wood Products (b)	14,939	(9,785)	65
Corporate and Other	(5,167)	(3,297)	(3,003)
Equity in net income of affiliate	-	30,306	1,889
Gain on sale of shares of equity affiliate (a)	-	-	25,308
	$18,839	$26,784	$25,355

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Six Months Ended
	June 30
	2010	2009
Sales
Trade	$1,123,742	$919,971
Related parties (a)	14,999	14,636
	1,138,741	934,607
Costs and expenses
Materials, labor, and other operating expenses (b)	983,750	844,770
Materials, labor, and other operating expenses
from related parties (a)	16,772	18,622
Depreciation and amortization (b)	17,185	22,567
Selling and distribution expenses	100,795	93,012
General and administrative expenses	18,663	13,788
General and administrative expenses from related party (a)	1,576	4,936
Other (income) expense, net (b)	(20)	930
	1,138,721	998,625

Income (loss) from operations	20	(64,018)

Equity in net income of affiliate	1,889	33,311
Gain on sale of shares of equity affiliate (a)	25,308	-
Impairment of investment in equity affiliate (c)	-	(43,039)
Foreign exchange gain (loss)	(208)	383
Change in fair value of contingent value rights	-	194
Gain on repurchase of long-term debt (d)	-	6,026
Interest expense	(11,541)	(11,751)
Interest income	393	575
	15,841	(14,301)

Income (loss) before income taxes	15,861	(78,319)
Income tax provision	(135)	(551)
Net income (loss)	$15,726	$(78,870)

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Segment Information

(unaudited, in thousands)

	Six Months Ended
	June 30
	2010	2009
Segment sales
Building Materials Distribution	$904,552	$768,684
Wood Products	347,446	250,883
Intersegment eliminations and other	(113,257)	(84,960)
	$1,138,741	$934,607

Segment income (loss)
Building Materials Distribution	$6,532	$(897)
Wood Products (b)	1,639	(56,837)
Corporate and Other	(8,359)	(5,901)
	(188)	(63,635)

Equity in net income of affiliate	1,889	33,311
Gain on sale of shares of equity affiliate (a)	25,308	-
Impairment of investment in equity affiliate (c)	-	(43,039)
Change in fair value of contingent value rights	-	194
Gain on repurchase of long-term debt (d)	-	6,026
Interest expense	(11,541)	(11,751)
Interest income	393	575
Income (loss) before income taxes	$15,861	$(78,319)

EBITDA (e)
Building Materials Distribution	$10,163	$2,949
Wood Products (b)	15,004	(38,344)
Corporate and Other	(8,170)	(5,673)
Equity in net income of affiliate	1,889	33,311
Gain on sale of shares of equity affiliate (a)	25,308	-
Impairment of investment in equity affiliate (c)	-	(43,039)
Change in fair value of contingent value rights	-	194
Gain on repurchase of long-term debt (d)	-	6,026
	$44,194	$(44,576)

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Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(unaudited, in thousands)

	June 30,	December 31,
	2010	2009
ASSETS

Current
Cash and cash equivalents	$264,548	$287,101
Receivables
Trade, less allowances of $2,103 and $1,584	156,554	95,398
Related parties (a)	936	2,604
Other	3,050	3,495
Inventories	253,948	232,774
Prepaid expenses and other	5,664	1,870
	684,700	623,242
Property
Property and equipment, net	263,191	270,229
Timber deposits	11,339	9,264
	274,530	279,493

Investment in equity affiliate	-	62,967
Deferred financing costs	4,256	5,734
Goodwill	12,170	12,170
Intangible assets, net	8,912	8,919
Other assets	7,468	8,359
Total assets	$992,036	$1,000,884

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Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)

(unaudited, in thousands, except for equity units)

	June 30,	December 31,
	2010	2009
LIABILITIES AND CAPITAL

Current
Accounts payable
Trade	$128,771	$89,253
Related parties (a)	2,629	2,449
Accrued liabilities
Compensation and benefits	36,069	27,887
Interest payable	3,503	3,644
Other	20,867	16,695
	191,839	139,928
Debt
Long-term debt	228,146	303,146

Other
Compensation and benefits	115,095	113,290
Other long-term liabilities	13,806	14,301
	128,901	127,591
Redeemable equity units
Series B equity units – 2,764,854 units outstanding	2,765	2,765
Series C equity units – 16,270,616 units outstanding	6,071	5,202
	8,836	7,967

Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units authorized
and outstanding	92,435	88,908
Series B equity units – no par value; 550,000,000 units authorized;
532,558,673 units outstanding	341,879	333,344
Series C equity units – no par value; 44,000,000 units authorized;
11,951,751 units outstanding	-	-
Total capital	434,314	422,252
Total liabilities and capital	$992,036	$1,000,884

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended
	June 30
	2010	2009
Cash provided by (used for) operations
Net income (loss)	$15,726	$(78,870)
Items in net income (loss) not using (providing) cash
Equity in net income of affiliate	(1,889)	(33,311)
Gain on sale of shares of equity affiliate	(25,308)	-
Impairment of investment in equity affiliate	-	43,039
Depreciation and amortization of deferred financing costs and other	19,063	23,836
Pension expense	3,865	7,461
Management equity units expense	869	1,496
Gain on repurchase of long-term debt	-	(6,026)
Facility closure and curtailment costs	-	1,968
Other	196	(1,014)
Decrease (increase) in working capital, net of acquisitions
Receivables	(58,511)	(52,812)
Inventories	(21,174)	39,903
Prepaid expenses and other	(2,098)	(3,281)
Accounts payable and accrued liabilities	48,161	41,366
Pension contributions	(3,070)	(25,064)
Other	1,899	(2,618)
Cash used for operations	(22,271)	(43,927)

Cash provided by (used for) investment
Proceeds from sale of shares of equity affiliate, net	86,123	-
Expenditures for property and equipment	(9,997)	(8,102)
Acquisitions of businesses and facilities	-	(4,598)
Other	(1,408)	1,778
Cash provided by (used for) investment	74,718	(10,922)

Cash provided by (used for) financing
Issuances of long-term debt	45,000	60,000
Payments of long-term debt	(120,000)	(65,627)
Tax distributions to members	-	(10,719)
Repurchase of management equity units	-	(18)
Cash used for financing	(75,000)	(16,364)

Decrease in cash and cash equivalents	(22,553)	(71,213)
Balance at beginning of the period	287,101	275,803
Balance at end of the period	$264,548	$204,590

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Summary Notes to Consolidated Financial Statements and Segment Information

:

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2009 Form 10-K and the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.  Net income (loss) for all periods presented involved estimates and accruals.

(a)         In March 2010, we sold our remaining investment in Boise Inc. and discontinued the equity method of accounting.  We sold 18.3 million Boise Inc. shares and recorded gains of $25.3 million in “Gain on sale of shares of equity affiliate” in our Consolidated Statements of Income (Loss) for the three months ended March 31, 2010, and the six months ended June 30, 2010.

The 2010 related-party activity with Boise Inc. includes only those sales and costs and expenses transacted prior to March 2010, when BC Holdings and Boise Inc. were related parties.

(b)         In the first half of 2009, we closed the lumber manufacturing facility in La Grande, Oregon, and during the three and six months ended June 30, 2009, we recorded $0.9 million of income and $3.4 million of expense in “Other (income) expense, net” in the Wood Products segment in our Consolidated Statement of Income (Loss).  In addition, we recorded $2.6 million and $5.2 million of accelerated depreciation in “Depreciation and amortization” for the three and six months ended June 30, 2009, and $0.6 million of expenses in “Materials, labor, and other operating expenses” in the Wood Products segment during the six months ended June 30, 2009, in our Consolidated Statement of Income (Loss).

(c)         On March 31, 2009, we concluded that our investment in Boise Inc. met the definition of other than temporarily impaired.  Accordingly, we recorded a $43.0 million charge in “Impairment of investment in equity affiliate” in our Consolidated Statement of Income (Loss) for the six months ended June 30, 2009.  For more information, see the Notes to Consolidated Financial Statements in our Form 10-Q for the period ended June 30, 2010.

(d)         The six months ended June 30, 2009, included a $6.0 million net gain on the repurchase of $11.9 million of senior subordinated notes.

(e)         EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization.  The following table reconciles BC Holdings, L.L.C., net income to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the three months ended June 30, 2010 and 2009, and March 31, 2010:

	Three Months Ended
	June 30		March 31,
	2010	2009	2010

	(unaudited, in thousands)

BC Holdings, L.L.C., net income	$4,332	$9,311	$11,394
Interest expense	6,021	6,135	5,520
Interest income	(199)	(178)	(194)
Income tax provision	90	68	45
Depreciation and amortization	8,595	11,448	8,590
BC Holdings, L.L.C., EBITDA	18,839	26,784	25,355
Equity in net income of affiliate	-	(30,306)	(1,889)
Gain on sale of shares of equity affiliate	-	-	(25,308)
Boise Cascade, L.L.C., EBITDA	$18,839	$(3,522)	$(1,842)

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The following table reconciles BC Holdings, L.L.C., net income (loss) to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the six months ended June 30, 2010 and 2009:

	Six Months Ended
	June 30
	2010	2009

	(unaudited, in thousands)

BC Holdings, L.L.C., net income (loss)	$15,726	$(78,870)
Interest expense	11,541	11,751
Interest income	(393)	(575)
Income tax provision	135	551
Depreciation and amortization	17,185	22,567
BC Holdings, L.L.C., EBITDA	44,194	(44,576)
Equity in net income of affiliate	(1,889)	(33,311)
Gain on sale of shares of equity affiliate	(25,308)	-
Impairment of investment in equity affiliate	-	43,039
Boise Cascade, L.L.C., EBITDA	$16,997	$(34,848)